UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

IDEANOMICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broadway, 19th Floor, New York, NY 10006

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	IDEX	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 9, 2020, the Company offered 10,000,000 shares of its common stock to YA II PN Ltd. (“YA II”) at a gross price of $1.11, pursuant to its previously announced Standby Equity Purchase Agreement, dated April 3, 2020 with YA II (the “SEDA”). The Company would receive net proceeds of $10,000,000 upon the closing of this offer which is expected to occur on or about June 15, 2020.

On June 9, 2020, Ideanomics, Inc. (the “Company”) entered into an letter agreement (“Letter Agreement”) with YA II pursuant to which YA II and the Company agreed to amend the Standby Equity Distribution Agreement, dated April 3, 2020, by and between the Company and YA II (the “SEDA”) to reduce the aggregate amount of the Company’s common stock that the Company is able to sell to YA II upon the Company’s request from $50,000,000 to $45,000,000. The Company now has up to $34,500,000 of its common stock available for sale to YA II at the Company’s request any time during the 36 months following the date of the SEDA’s entrance into force.

On June 9, 2020, the Company entered into debenture amendment agreement (“Debenture Amendment Agreement”) with YA II pursuant to which the Company and YA II agreed to reduce the conversion price of an aggregate amount of $4,000,000 principal of the debentures issued by the Company and held by the Holders to $0.59 per $1.00 principal.

On June 9, 2020, the Company entered into a subscription agreement (the “Subscription Agreement”) with D-Beta One EQ, Ltd. (“D-Beta”), an affiliate of YA II. Pursuant to the Subscription Agreement, the Company will issue and sell to D-Beta 3,389,830 shares of its common stock for an aggregate purchase price of $2,000,000. The Company shall use the net proceeds from any sale of the shares for working capital purposes, including the repayment of outstanding debt.

Under the terms of the Subscription Agreement, the Company is required to register all shares which D-Beta will acquire pursuant to the Subscription Agreement. The Company shall file with the Securities and Exchange Commission a prospectus supplement to the Company's prospectus, dated March 18, 2020, filed as part of the Company’s effective shelf registration statement on Form S-3, File No. 333- 237251, registering all of the shares of common stock that are to be offered and sold to D-Beta pursuant to the Subscription Agreement.

The foregoing description of the Letter Agreement, the Debenture Amendment Agreement and a Subscription Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which will be filed as an exhibit to a Form 10-Q of the Company, as required.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Standby Equity Distribution Agreement, dated as of April 3, 2018, by and between Ideanomics, Inc. and YA II PN, Ltd.*

* Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: June 9, 2020	By:	/s/ Alfred Poor
	Name:	Alfred Poor
	Title:	Chief Executive Officer